UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2020

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02     Results of Operations and Financial Condition.

On April 15, 2020, Avinger, Inc. (the “Company”) issued a press release announcing preliminary revenue results for the quarter ended March 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information is intended to be furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to the continued global spread of COVID-19 and related economic impacts, Avinger, Inc. (the “Company”) determined to temporarily reduce base salaries by 20% for all salaried employees, including our named executive officers, Jeffrey M. Soinski (Chief Executive Officer), Mark Weinswig (Chief Financial Officer), and Himanshu Patel (Chief Technology Officer), effective April 16, 2020. This temporary reduction in salary for Messrs. Soinski, Weinswig and Patel will not modify other rights under any other agreements or arrangements between such officers and the Company, including but not limited to their respective Change of Control and Severance Agreements.

Item 8.01. Other Events.

COVID-19 Pandemic Update

Below is supplemental disclosure that is intended to be in addition to, not a substitute for, the disclosure provided in the Company’s Form 10-K filed on March 6, 2020.

The continued global spread of COVID-19 and the efforts to control it have slowed global economic activity and disrupted, and reduced the efficiency of, normal business activities in much of the world. The pandemic has resulted in authorities around the world implementing numerous unprecedented measures such as travel restrictions, quarantines, shelter in place orders, and factory and office shutdowns.

As a result of the effects of the COVID-19 pandemic, we expect our sales to decline through at least the second quarter of 2020, particularly as individuals, as well as hospitals and other medical providers, defer elective procedures in response to COVID-19. It is unclear whether this reduction in sales is temporary and whether such sales may be recoverable in the future. If our sales continue to decline, or if such lost sales are not recoverable in the future, our business and results of operations will be significantly adversely affected.

We have undertaken and continue to evaluate further action to manage our available cash and other resources to help mitigate the effects of COVID-19 on our business, including by adjusting production to match demand for our products and reducing discretionary costs. In addition, effective April 16, 2020, base salaries for all of our non-manufacturing employees will be reduced by 20%. We will also reduce hours worked by our manufacturing employees. There can be no assurance that such strategies will be successful in effectively managing our resources and mitigating the negative impact of the COVID-19 on our business and operating results.

On March 27, 2020, the President of the United States signed the Coronavirus Aid Relief, and Economic Security (CARES) Act into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. We are evaluating the applicability of the CARES Act to the Company, and the potential impacts on our business. While we have applied for certain of these programs and may determine to apply for additional programs, there is no guarantee that we will meet any eligibility requirements to participate in such programs or, even if we are able to participate, that such programs will provide meaningful benefit to our business.

The degree to which the pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

Safe Harbor Statement

Certain statements in this current report regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to COVID-19 and the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 6, 2020.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Avinger, Inc. issued on April 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: April 15, 2020	By:	/s/ Mark Weinswig
Mark Weinswig Chief Financial Officer